CHATTEM

ACT
Total CARE
GOLD BOND ULTIMATE
protection
SPF 15
GOLD BOND ULTIMATE
soothing
Chamomile
ICY HOT
ROLL
ICY HOT
PATCH
Selsun blue
Selsun blue Naturals
Cortizone-10
EASY RELIEF
Helps Heal Itch Fast
24 HOURS
Unisom
SLEEPMELTS
Cortizone-10
INTENSIVE HEALING FORMULA

An Introduction to Chattem December 21, 2009 Exhibit 99.3

Forward Looking Statements
Non-GAAP Financial Measures
This presentation contains forward-looking statements within the meaning of the federal securities laws.
Statements that are not historical facts, including statements about our beliefs and expectations, are forward-
looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this presentation include references to our announced transaction with sanofi-aventis. Forward-
looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-
looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict.
Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, the risk factors disclosed in our Annual Report on Form 10-K for the year ended November 30, 2008, as added or revised by our subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors” and unexpected delays or impediments to the announced transaction with sanofi-aventis.
We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these in light of new information or future events.
Important additional information:
The tender offer described in this presentation has not yet commenced and this presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of Chattem. At the time the tender offer is commenced, River
Acquisition Corp. and sanofi-aventis will file a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, with the U.S. Securities and Exchange
Commission (the “SEC”) and Chattem will file a Solicitation/Recommendation Statement on Schedule 14D-9
relating to the tender offer with the SEC. Sanofi-aventis and Chattem intend to mail these documents to the shareholders of Chattem. These documents will contain important information about the tender offer and shareholders of Chattem are urged to read them carefully when they become available. Shareholders of Chattem will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov.

Corporate Mission
• Achieve outstanding shareholder value through superior growth in sales and profits
• Develop innovative products and passionate marketing programs to create enthusiastically satisfied customers
• Provide a work environment that fosters teamwork, collaboration and mutual respect
• Make a difference in our community
The following principles guide us in this endeavor:
To be a leader in the U.S. Health & Beauty Care market by
continuing to strive for innovation and growth

The Chattem Difference
• Diverse portfolio of leading OTC brands
• Proven record of innovation and growth
• Focused consumer-driven product development
• Effective and efficient advertising and promotion strategy
• Dedicated sales force
• Internal manufacturing and purchasing operations

• 26 brands, 6 core brands
• A total of 488 employees
– Including 55 sales force,
34 R&D, 328 Industrials
and 24 non-U.S.
• Headquartered in Chattanooga,
Tennessee
• 2 manufacturing plants in
Chattanooga and 1 site
under construction
• Fiscal 2008 sales: $454.9m
(1)
Chattem is the Largest Pure Play
U.S. Consumer Healthcare Company
(1) Fiscal year is from December 1st to November 30th
• Focused marketer and manufacturer
of broad portfolio of consumer
healthcare brands
• Founded in 1879 and 5 generation
family led
• Management has overseen a
successful expansion strategy
• Successful acquisition of 5 OTC
brands from J&J / Pfizer in 2007
• 95% of sales come from U.S.
At a glance…
th

Senior Management Team
• Zan Guerry – Chairman and Chief Executive Officer
• Robert E. Bosworth – President and Chief Operating Officer
• Andrea M. Crouch – Vice President, Brand Management
• Joseph J. Czerwinski – Vice President, Product Development
• Ron Galante – Vice President, International and New Business Development
• Robert B. Long – Vice President and Chief Financial Officer
• B. Derrill Pitts – Vice President, Operations
• J. Blair Ramey – Vice President, Marketing
• Charles M. Stafford – Vice President, Sales
• John L. Stroud – Vice President, Marketing
• Theodore K. Whitfield, Jr. – Vice President, General Counsel and Secretary

5.0%
4.2%
20.5%
33.4%
7.4%
9.7%
15.2%
4.5%
Chattem Has Leading Brands
in Many Consumer Healthcare Categories
Medicated Skin Care
Topical Pain
Care
Oral Care
Medicated Dandruff
Shampoos
Internal OTC’s
Other
OTC’s
International
Dietary
Supplements
Sales by Category - 9M 2009: $353m
(1)
(1) 9M: from December
1st,
2008 to August
31st,
2009